EXHIBIT 99

                                  NEWS RELEASE


            FOR IMMEDIATE RELEASE         CONTACT:  MICHAEL B. CURRAN
                                   708-739-3800

                      MID-WEST SPRING MANUFACTURING COMPANY
                          REPORTS DELISTING FROM NASDAQ


ROMEOVILLE, IL (October 1, 1996) - Mid-West Spring Manufacturing Company (NASDAQ/SmallCap: MWSS) today announced its delisting from the NASDAQ.

     The Company has been informed that due to its inability to provide the minimum capital and surplus requirement for The Nasdaq SmallCap Market it will be delisted effective at close of business today.

     Mid-West Spring Manufacturing Company, with eight plants throughout the US, manufactures and sells a complete line of cold and hot formed, specialty springs, wire forms, metal stamping products and designs and manufactures the computer controlled spring coiling and wire forming machinery necessary to manufacture many of those products. In addition, the company manufactures light-weight stitch-bonded advanced composite textile forms and structural members for use in the aerospace, transportation and defense industries as well as the computer controlled fabricating machinery required to fabricate the forms and members, through its subsidiary Pathe Advanced Composites Inc. Pathe also designs, engineers and manufactures, utilizing a proprietary CAD/CAM system software, automated quilting/sewing processing lines, featuring the Pathe line of commercial, computer controlled multi-needle and single-needle machines, for use in home furnishing, industrial blankets and covers and other stitched or quilted textile products.








                      MID-WEST SPRING MANUFACTURING COMPANY